Exhibit 16.1

[LOGO]	Webb & Company, P.A.
Certified Public Accountants

August 5, 2008

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Re:	Tradequest International, Inc. (the “Company”)

Ladies and Gentlemen:

We have read the statements of the Company pertaining to our firm included under Item 4.01 of Form 8-K dated July 1, 2008 and agree with such statements as they pertain to our firm. We consent to the filing of a copy of this letter as an exhibit to such Current Report.

/s/ Webb & Company, P.A.

Webb & Company, P.A.

Certified Public Accountants

150 Corporate Drive, Suite 150 • Boynton Beach, FL 33426

Telephone (561) 752-1721 • Fax (561) 734-8562

www.cpawebb.com